UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2005

Summus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 Fayetteville Street Suite 600 Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 29, 2005,  Summus entered into new employment agreements with each of Gary E. Ban, Andrew L. Fox and Donald T. Locke. The employment agreements between each of Messrs. Ban, Fox and Locke dated as of July 28, 2004, were cancelled in their entirety and replaced by the employment agreements described here and attached to this Current Report on Form 8-K. All defined terms used in this description of these employment agreements shall have the meanings as set forth in the agreements. The employment agreements name Mr. Ban as Chief Executive Officer; Mr. Fox as Executive Vice-President of Business Development and Sales; and Mr. Locke as Chief Financial Officer and General Counsel.  The current annual base salaries for each of these officers is as follows:

Name of Executive	Initial Annual Base Salary
Gary E. Ban	$175,000
Andrew L. Fox	$120,000
Donald T. Locke	$144,000

Under the terms of each of the employment agreements, the Board of Directors will, on an annual basis, review each executive’s base salary in light of the base salaries paid to other executives of Summus and each executive’s performance.  It may, in its discretion, increase the executive’s annual base salary by an amount deemed appropriate by the Board.

Under the terms of the agreements of Messrs. Ban and Locke, their annual base salaries shall also automatically be increased to 1.5 times their initial base salary once Summus achieves a fiscal year gross revenue of $10,000,000 and to 2.0 times their initial annual base salary once Summus achieves a fiscal year gross revenue of $20,000,000 and it has net income for each such fiscal year period.  Under the terms of Mr. Fox’s agreement, his annual base salary shall automatically be increased to $140,000 once Summus achieves positive cash flow for a fiscal quarter.

In addition to the annual base salary, the Board, in its discretion, may pay each executive a bonus commensurate with other bonuses paid to employees of Summus and take into account the total compensation paid to executives of other companies which would be competitive for the executive’s services.  Messrs. Ban and Locke shall receive a bonus of 100% of their annual base salary upon the achievement of Summus’ annual objectives as set by the Board of Directors.

Mr. Fox shall also receive (i) a commission bonus of $10,000 for each transaction brought to Summus by him that Summus receives a gross profit of $250,000 from; (ii) a three percent (3%) commission bonus of the gross profit received by Summus from all transactions brought to Summus by him; and (iii) a one percent (1%) commission bonus of the gross profit received Summus from all other transactions of Summus brought by personnel under Mr. Fox’s supervision.  No funds under these bonus provisions of Mr. Fox’s agreement shall be payable to him until funds are received by Summus.  Mr. Fox shall receive the commission bonuses set forth in items (ii) and (iii) of this paragraph for a period of eighteen (18) months from the launch of each such product related to these transactions arranged by him or by personnel under his supervision, as the case may be.  After such eighteen (18) month period has expired, the commission bonuses payable to Mr. Fox for a particular transaction shall expire and no longer be payable to him.

Any bonus earned by Messrs. Ban, Fox and Locke pursuant to the provisions of their employment agreements shall not be paid to them unless and until Summus has achieved a cash flow positive position, which will be certified to the Board of Directors by an executive officer of the Company.

The  Company shall grant to Messrs. Ban, Locke and Fox options to purchase 275,000 225,000 and 200,000 shares of the Company’s common stock, respectively.  These options shall vest as follows: (i) 20% of the number granted shall be vested as of the date of grant and (ii) the remainder of each grant shall vest in equal monthly installments over the thirty (30) month period beginning June 21, 2005.

The employment agreements with Messrs. Ban, Fox and Locke each have a term of one (1) year, which shall be automatically extended (without further action of Summus or the Board of Directors) each day for an additional day so that the remaining term shall continue to be one (1) year; provided that either party may at any time, by written notice to the other party, fix the term to a finite term of one (1) year, without automatic extension, commencing with the date of such notice.

Each executive’s employment under their respective Agreements shall be terminated immediately on his death and may be terminated by the Board:

•	at any time after the Permanent Disability of executive;

•	at any time without Cause prior to a Change of Control;

•	at any time without Cause upon a Change of Control; or

•	at any time for Cause.

If an executive’s employment is terminated by death, his estate or designated beneficiaries shall be entitled to receive:

•	any accrued but unpaid salary;

•	a cash lump sum payment in respect of accrued but unused vacation;

•	life insurance benefits pursuant to any life insurance policy purchased by Summus on the executive;

•
a pro rata portion of the bonus applicable to the calendar year in which such termination occurs, payable when and as such bonus is determined under the Agreement (in the case of Mr. Fox, he receives an amount equal to his Base Salary in lieu of this provision); and

•
acceleration of the vesting of one hundred percent (100%) of the unvested portion of all of Executive’s stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan.

If an executive’s employment is terminated by Summus for Permanent Disability, he shall be entitled to receive

•	compensation equal to his Base Salary for a period of six (6) months, minus any amounts payable under any short-term disability insurance policy provided by Summus or purchased by executive.

•
a pro rata portion of the bonus applicable to the calendar year in which such termination occurs, payable when and as such bonus is determined under the Agreement (in the case of Mr. Fox, he receives an amount equal to his Base Salary in lieu of this provision);

•	continuation of the insurance provided by Summus for 12 months; and

•
acceleration of the vesting of one hundred percent (100%) of the unvested portion of all of Executive’s stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan.

If the executive’s employment is terminated by Summus without Cause prior to a Change of Control, the executive shall be entitled to receive:

•	accrued but unpaid Base Salary to the date of such termination;

•	a cash lump sum payment in respect of accrued but unused vacation days;

•	a cash lump sum payment equal to his then-current Base Salary payable within ten (10) days of Executive’s termination;

•
a cash lump sum payment of the bonus applicable to the calendar year in which such termination occurs; this cash lump sum payment shall be payable within ten (10) days after the determination that the annual objectives, as set by the Board of Directors pursuant to Section 5.2 of the Agreement, have been met;

•
acceleration of the vesting of one hundred percent (100%) of the unvested portion of all of Executive’s stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan; and

•	continuation of the insurance provided by the Company for 12 months.

If executive’s employment is terminated by the Company without Cause upon a Change of Control or by Executive for Good Reason at any time, executive shall be entitled to receive:

•	accrued but unpaid Base Salary to the date of such termination;

•	a cash lump sum payment in respect of accrued but unused vacation days pursuant to the terms of this Agreement;

•
a cash lump sum payment of up two (2) times his then-current Base Salary (one times in the case of Mr. Fox) based on the greater of the closing price of the Company’s common stock on the date of the Change of Control or the date of termination. The Executive shall receive the multiple of his Base Salary as set forth below based on such closing common stock price. This amount shall be paid within ten (10) days of Executive’s date of termination.

Multiple of Base Salary	Closing Stock Price at Date of Change of Control or Date of Termination
1.00 times Base Salary	$3.50 or lower
1.25 times Base Salary	$4.00
1.50 times Base Salary	$4.50
1.75 times Base Salary	$5.00
2.00 times Base Salary	$5.50

•
a cash lump sum payment of up to two (2) times the bonus applicable to the calendar year in which such termination occurs based on the greater of the closing price of the Company’s common stock on the date of the Change of Control or the date of termination pursuant to Section 7.5 of the Agreement. The Executive shall receive the multiple of his bonus as set forth below based on such closing common stock price. This cash lump sum payment shall be payable within ten (10) days after the determination that the annual objectives, as set by the Board of Directors pursuant to Section 5.2 of the Agreement, have been met.   This provision does not apply to Mr. Fox.

Multiple of Base Salary	Closing Stock Price at Date of Change of Control or Date of Termination
1.00 times Bonus	$3.50 or lower
1.25 times Bonus	$4.00
1.50 times Bonus	$4.50
1.75 times Bonus	$5.00
2.00 times Bonus	$5.50

•
acceleration of the vesting of one hundred percent (100%) of the unvested portion of Executive’s stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the remaining term for exercising such options or awards under the applicable agreement and/or plan; and

•	continuation of the insurance provided by the Company for 12 months.

If executive’s employment is terminated by Summus for Cause or by the executive without Good Reason upon a Change of Control (other than as a result of executive’s Permanent Disability or death), the Company shall not have any other or further obligations to executive under this Agreement, except:

•	as may be provided in accordance with the terms of retirement and other benefit plans of Summus;

•	as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement through the date of such termination;

•	all stock option grants that have vested as of the Executive’s date of termination for the remainder of the term of such option grants; and

•	as to benefits, if any, provided by any insurance policies in accordance with their terms.

If executive’s employment is terminated by Summus for Cause at any time during the Term, Executive shall immediately forfeit any and all unvested stock rights, stock options and other such unvested incentives or awards previously granted to him by the Company and any Bonus earned by him but not paid pursuant to the Agreement.

Each of the employment agreements also contains customary covenants with respect to the non-disclosure of confidential or proprietary information regarding our business, prospects, finances, operations and trade secrets that have no finite duration.

Increase in Number of Options Available under Equity Compensation Plan

On June 29, 2005, the Board of Directors authorized an increase in the number of options available for grant under the Corporation’s Second Amended and Restated 2000 Equity Compensation Plan from 1,500,000 to 3,000,000 to be used as incentives to all employees, management and the Board of Directors.

Item 9.01.     Financial Statements and Other Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Gary E. Ban and Summus, Inc. executed on June 29, 2005.
10.2	Employment Agreement between Andrew Fox and Summus, Inc. executed on June 29, 2005.
10.3	Employment Agreement between Donald T. Locke and Summus, Inc. executed on June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMUS, INC.

Date: July 7, 2005	By:	/s/ Donald T. Locke
Donald T. Locke Chief Financial Officer